Calculation of Filing Fee Tables
S-3
American Homes 4 Rent
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares of Beneficial Interest, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares Representing Preferred Shares of Beneficial Interest	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Rights	457(r)				0.0001381
Fees to be Paid	6	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	7	Other	Guarantees of Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common shares, preferred shares, depositary shares, warrants, rights and debt securities and any related guarantees that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, American Homes 4 Rent and American Homes 4 Rent, L.P. are deferring payment of all of the registration fee. This registration statement covers an indeterminate amount of the securities of each identified class of securities, including such indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of American Homes 4 Rent or American Homes 4 Rent, L.P. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1. The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

[5]	See Offering Note 1.

[6]	See Offering Note 1. Debt securities issued by American Homes 4 Rent, L.P. Such debt securities may be accompanied by guarantees to be issued by American Homes 4 Rent.

[7]	See Offering Notes 1 and 6.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date